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                                                                   EXHIBIT 10.4

                                     EBANK
                              EMPLOYMENT AGREEMENT

                  This EMPLOYMENT AGREEMENT (this "Agreement") is made by and between ebank, formerly Commerce Bank, (the "Employer"), and James L. Box, an individual resident of Georgia (the "Employee"), as of this 17th day of May, 2002 ("Effective Date").

                  The Employer presently employs the Employee as its Chief Executive Officer and President and as the Chief Executive Officer and President of ebank.com, Inc. (the "Holding Company"), the holding company for the Employer. The Employer recognizes that the Employee's contribution to the growth and success of the Employer is substantial. The Employer desires to provide for the continued employment of the Employee and to make certain changes in the Employee's employment arrangements which the Employer has determined will reinforce and encourage the continued dedication of the Employee to the Employer and will promote the best interests of the Employer, the Holding Company and its shareholders. The Employee is willing to continue to serve the Employer on the terms and conditions herein provided.

                  Upon execution by both parties hereto, this Agreement shall supercede and replace any previous employment agreement, including (i) the Employment Agreement dated as of May 23, 2000 (the "2000 Employment Agreement"), between the Employer and the Employee, pursuant to which Employer employed the Employee as its Chief Financial Officer and Chief Operating Officer, and (ii) the Employment Agreement dated as of June 18, 2001 (the "2001 Employment Agreement"), between the Employer and the Employee, pursuant to which Employer employed the Employee as its Chief Executive Officer and President and as the Chief Executive Officer and President of the Holding Company, and any previous employment agreement, including the 2000 Employment Agreement and the 2001 Employment Agreement, between the parties shall be of no further force and effect.

                  In consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree that on the Effective Date:


         1. EMPLOYMENT. The Employer shall continue to employ the Employee, and the Employee shall continue to serve the Employer, as the Chief Executive Officer and President of the Employer and the Holding Company upon the terms and conditions set forth herein. The Employee shall have such authority and responsibilities as are consistent with his position and which may be set forth in this Agreement or assigned by the Board of Directors of the Holding Company (the "Board of Directors") from time to time. The Employee shall devote his full business time, attention, skill and efforts to the performance of his duties hereunder, except during periods of illness or periods of vacation and leaves of absence consistent with the Employer's policy. The Employee may devote reasonable periods of time to perform charitable and other community activities and to manage his personal investments; provided, however, that such activities will not materially interfere with the performance of his duties hereunder and will not be in conflict or competitive with, or adverse to, the interests of the Employer or the Holding Company or any of their respective subsidiaries or affiliates. Under no circumstances will the Employee work for any competitor or have any financial interest in any competitor of the Employer or the Holding Company or any of their respective subsidiaries or affiliates; provided, however, that the Employee may invest in up to 1% of the publicly-traded stock or securities of any company whose stock or securities are traded on a national exchange.

         2. TERM. The Employee's employment under this Agreement (the "Term") shall commence as of the Effective Date and shall continue for a period of one year thereafter and shall automatically renew for successive one year periods thereafter until such employment hereunder is terminated (whether


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during the first such one year period or any subsequent one year renewal period) upon the first to occur of the events set forth in Section 4(a) hereof.

         3.       COMPENSATION AND BENEFITS.

         a. The Employer shall pay the Employee a salary at a rate of not less than $150,000 per annum in accordance with the salary payment practices of the Employer. The Board of Directors shall review the Employee's salary at least annually and may increase the Employee's base salary if it determines in its sole discretion that an increase is appropriate.

         b. The Employee shall participate in any retirement, welfare, deferred compensation, life and health insurance, and other benefit plans or programs of the Employer now or hereafter applicable to the Employee or applicable generally to employees of the Employer, as determined by the Board of Directors. In addition to the foregoing, the Employer shall pay to the Employee a monthly automobile allowance (the "Monthly Auto Allowance") that will initially accrue at a rate of not less than $600 per month, payable in accordance with the payment practices of the Employer and subject to the policies and practices of the Employer or as may be determined by the Board of Directors from time to time. The Board of Directors shall review the Monthly Auto Allowance at least annually and may increase the Monthly Auto Allowance if it determines in its sole discretion that an increase is appropriate.

         c. The Employer shall continue to reimburse the Employee for reasonable travel and other expenses related to the Employee's duties which are incurred and accounted for in accordance with the Employer's standard business practices.

         d. The Employee shall be eligible to receive cash bonuses based on the Employee's achievement of specified goals and criteria. These goals and criteria may include both annual and long-term goals, may provide for vesting over a specified time period, and shall be established annually by the Compensation Committee of the Board of Directors and attached to and made a part of this Agreement (the "Bonus Plan"). Unless provided otherwise in any particular Bonus Plan, each annual award will vest on January 1 of the year following the year for which the award is earned, provided that the Employee is actively employed on such date, and each long-term incentive compensation award will vest in equal portions on January 1 of the three years following the year in which the award is earned, provided that the Employee is actively employed on each such date. The Employer shall make payment on any vested bonus within a reasonable period after vesting thereof.

         4.       TERMINATION.

         a. The Employee's employment under this Agreement will be terminated upon the first to occur of the following:

         (i)      upon the death of the Employee;

         (ii) upon the disability of the Employee for a period of 180 days which, in the opinion of the Board of Directors, renders him unable to perform the essential functions of his job and for which reasonable accommodation is unavailable. For purposes of this Agreement, a "disability" is defined as a physical or mental impairment that substantially limits one or more major life activities, and a "reasonable accommodation" is one that does not impose an undue hardship on the Employer;

         (iii) upon the determination of Cause for termination, in which event such employment may be terminated by written notice at the election of the Employer. For purposes of this Agreement, termination for "Cause" shall include termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty


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                  involving personal profit, intentional failure to perform
                  stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. In addition, "Cause" shall consist of (A) the commission by the Employee of a willful act (including, without limitation, a dishonest or fraudulent act) or a grossly negligent act, or the grossly negligent omission to act by the Employee, which is intended to cause, causes, or is reasonably likely to cause, material harm to the Employer or the Holding Company or any of their respective subsidiaries or affiliates (including harm to its business reputation), (B) the indictment of the Employee for the commission or perpetration by the Employee of any felony or any crime involving dishonesty, moral turpitude or fraud,
                  (C) the material breach by the Employee of this Agreement that, if susceptible of cure, remains uncured ten days following written notice to the Employee of such breach, (D) the exhibition by the Employee of a standard of behavior within the scope of his employment that is materially disruptive to the orderly conduct of the business operations of the Employer or the Holding Company or any of their respective subsidiaries or affiliates (including, without limitation, substance abuse or sexual misconduct) to a level which, in the Board of Directors' good faith and reasonable judgment, is materially detrimental to the best interest of the Employer or the Holding Company or any of their respective subsidiaries or affiliates, that, if susceptible of cure, remains uncured ten days following written notice to the Employee of such specific inappropriate behavior, or (E) the failure of the Employee to render the services hereunder in accordance with an appropriate performance standard determined in the sole discretion of the Board of Directors; or

         (iv) upon 30 days written notice thereof to the Employee from the Employer (termination "Without Cause"),provided that in the event of any such termination Without Cause, Section 4(e) shall be applicable thereto.

         b. If the Employee's employment is terminated because of the Employee's death, the Employee's estate shall receive any sums due him as base salary and/or reimbursement of expenses through the end of the month during which death occurred, plus any bonus earned or accrued under the Bonus Plan through the date of death (including any amounts awarded for previous years but which were not yet vested) and a pro rata share of any bonus with respect to the current fiscal year which had been earned as of the date of the Employee's death.

         c. During the period of any incapacity leading up to the termination of the Employee's employment as a result of disability, the Employer shall continue to pay the Employee his full base salary at the rate then in effect and all perquisites and other benefits (other than any bonus) until the Employee becomes eligible for benefits under any long-term disability plan or insurance program maintained by the Employer or the Holding Company or any of their respective subsidiaries or affiliates, provided that the amount of any such payments to the Employee shall be reduced by the sum of the amounts, if any, payable to the Employee for the same period under any disability benefit or pension plan of the Employer or the Holding Company or any of their respective subsidiaries or affiliates. Furthermore, the Employee shall receive any bonus earned or accrued under the Bonus Plan through the date of incapacity (including any amounts awarded for previous years but which were not yet vested) and a pro rata share of any bonus with respect to the current fiscal year which had been earned as of the date of the Employee's incapacity.

         d. If the Employee's employment is terminated for Cause as provided above, or if the Employee resigns (except for a termination of employment pursuant to Section 4(f)), the Employee shall receive any sums due him as base salary and/or reimbursement of expenses through the date of such termination, but Employee will thereby forfeit any rights in any unpaid bonus, including, without limitation, any bonus amounts awarded for previous years which were not yet vested and any share of any bonus with respect to the current fiscal year which had been earned as of the date of such termination or resignation.


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         e.       If the Employee's employment is terminated Without Cause, the
Employer shall pay to the Employee severance compensation in an amount equal to 100% of his then-current monthly base salary each month for 24 months from the date of termination, plus any bonus earned or accrued under the Bonus Plan through the date of termination and a pro rata share of any bonus with respect to the current fiscal year which had been earned as of the date of the Employee's termination. However, Section 4(f) shall apply instead of this
Section 4(e) to any termination Without Cause after a Change in Control.

         f. Upon a Change in Control, the Employee may terminate his employment hereunder for any reason upon delivery of notice to the Employer within a 90-day period beginning upon the occurrence of a Change in Control or within a 90-day period beginning on the one year anniversary of the occurrence of a Change in Control. (A) Except as set forth in subsection (B) below, if the Employee terminates his employment pursuant to this Section 4(f) or if the Employer terminates the Employee Without Cause within a 90-day period beginning upon the occurrence of a Change in Control, in addition to other rights and remedies available in law or equity, the restrictive covenants contained in
Section 9 shall not apply after such termination and, in addition, the Employee shall be entitled to the following: (i) the Employer shall pay the Employee in cash within 15 days of such termination date any sums due him as base salary and/or reimbursement of expenses through the date of such termination, plus any bonus earned or accrued under the Bonus Plan through the date of termination (including any amounts awarded for previous years but which were not yet vested) and a pro rata share of any bonus with respect to the current fiscal year which had been earned as of the date of the Employee's termination (and any forfeiture in other restrictive provisions applicable to each award shall not apply); and (ii) the Employer shall pay the Employee in cash within 15 days of such termination date one lump sum payment in an amount equal to the Employee's then current annual base salary multiplied by two (without taking into account the amount of the Term which may have lapsed by such date). (B) If the Employee terminates his employment within 30 days of a Change in Control or if the Employer terminates the Employee Without Cause within 30 days of a Change in Control, all of the provisions of subsection (A) above shall apply, except that the Employer shall pay the Employee in cash within 15 days of such termination date one lump sum payment in an amount equal to the Employee's then current annual base salary multiplied by three (without taking into account the amount of the Term which may have lapsed by such date).

         g. With the exceptions of the provisions of this Section 4, and the express terms of any benefit plan under which the Employee is a participant, upon termination of the Employee's employment, neither the Employer or the Holding Company nor any of their respective subsidiaries or affiliates shall have any obligation to the Employee for, and the Employee waives and relinquishes, any further compensation or benefits (exclusive of COBRA benefits). At the time of termination of employment, the Employee shall enter into a form of release acknowledging such remaining obligations and discharging the Employer and the Holding Company and each of their respective subsidiaries or affiliates, as well as their respective officers, directors and employees with respect to their actions for or on behalf of the Employer or the Holding Company or any of their respective subsidiaries or affiliates, from any other claims or obligations arising out of or in connection with the Employee's employment by the Employer, including the circumstances of such termination.

         h. In the event that the Employee's employment is terminated for any reason and the Employee serves as a director of the Employer or the Holding Company or any of their respective subsidiaries or affiliates, the Employee shall (and does hereby) tender his resignation from such positions effective as of the date of termination.

         i. The parties intend that the severance payments and other compensation provided for herein are reasonable compensation for the Employee's services to the Employer and shall not constitute "excess parachute payments" within the meaning of Section 280G(b) of the Internal Revenue Code of 1986 and any regulations thereunder. In the event that the Employer's independent accountants acting as auditors for the Employer on the date of a Change in Control determine that the payments provided for herein constitute "excess parachute payments," then the Employee's compensation payable hereunder shall be decreased, so as to equal an amount that is $1.00 less than three times the Employee's "base


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amount," as that term is defined in Section 280G(b) of the Internal Revenue
Code, if, and only if, reducing the Employee's compensation will put the Employee in a better after-tax position than if the Employee's compensation was not reduced.

         j. Notwithstanding anything to the contrary herein, if the Employee is suspended or temporarily prohibited from participating in the conduct of the affairs of the Employer or the Holding Company or any of their respective subsidiaries or affiliates by a notice served under section 8(e)(3) or (g)(1) of Federal Deposit Insurance Act (12 U.S.C. 1818 (e)(3) and (g)(1)), the Employer's obligations under this Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Employer may in its discretion (i) pay the Employee all or part of the compensation withheld while the obligations under this Agreement were suspended and (ii) reinstate (in whole or in part) any of such obligations which were suspended.

         k. Notwithstanding anything to the contrary herein, if the Employee is removed or permanently prohibited from participating in the conduct of the affairs of the Employer or the Holding Company or any of their respective subsidiaries or affiliates by an order issued under section 8 (e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818 (e)(4) or
(g)(1)), all obligations of the Employee under this Agreement shall terminate as of the effective date of the order, but any vested rights of the parties hereto shall not be affected.

         l. Notwithstanding anything to the contrary herein, if the Employer or the Holding Company or any of their respective subsidiaries or affiliates is in default (as defined in section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under this Agreement shall terminate as of the date of default, but this paragraph (4)(e) shall not affect any vested rights of the parties hereto.

         m. Notwithstanding anything to the contrary herein, all obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Employer, in the following cases:

                           (a) By the Director of the Office of Thrift Supervision (the "OTS Director") or his or her designee, at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Employer under the authority contained in 13(c) of the Federal Deposit Insurance Act; or

                           (b) By the OTS Director or his or her designee, at the time the OTS Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Employer or when the Employer is determined by the OTS Director to be in an unsafe or unsound condition.


         n. Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

         5. OWNERSHIP OF WORK PRODUCT. The Employer shall own all Work Product arising during the course of the Employee's employment (prior, present or future). For purposes hereof, "Work Product" shall mean all intellectual property rights, including all Trade Secrets, U.S. and international copyrights, patentable inventions, and other intellectual property rights, in any programming, documentation, technology, work of authorship or other work product that relates to the Employer or the Holding Company or any of their respective subsidiaries or affiliates, or their respective business or customers and that Employee conceives, develops, or delivers to the Employer or the Holding Company or any of their respective


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subsidiaries or affiliates or that otherwise arises out of the services provided by the Employee to the Employer hereunder, at any time during his employment, during or outside normal working hours, in or away from the facilities of the Employer or the Holding Company or any of their respective subsidiaries or affiliates, and whether or not requested by the Employer. If the Work Product contains any materials, programming or intellectual property rights that the Employee conceived or developed prior to, and independent of, the Employee's work for the Employer, the Employee agrees to identify the pre-existing items to the Employer, and the Employee grants the Employer a worldwide, unrestricted, royalty-free right, including the right to sublicense such items. The Employee agrees to take such actions and execute such further acknowledgments and assignments as the Employer may reasonably request to give effect to this provision.

         6. PROTECTION OF TRADE SECRETS. The Employee agrees to maintain in strict confidence and, except as necessary to perform his duties for the Employer, the Employee agrees not to use or disclose any Trade Secrets of the Employer or the Holding Company or any of their respective subsidiaries or affiliates during or after his employment. For the purposes hereof, "Trade Secret" means information, including, without limitation, technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a process, a drawing, financial data, financial plans, product plans, information on customers or a list of actual or potential customers or suppliers, which: (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

         7. PROTECTION OF OTHER CONFIDENTIAL INFORMATION. In addition, the Employee agrees to maintain in strict confidence and, except as necessary to perform his duties for the Employer, not to use or disclose any Confidential Business Information of the Employer or the Holding Company or any of their respective subsidiaries or affiliates during his employment and for a period of 24 months following termination of the Employee's employment. "Confidential Business Information" shall mean any internal, non-public information (other than Trade Secrets already addressed above) concerning the financial position and results of operations (including revenues, assets, net income, etc.);
annual and long-range business plans; product or service plans; marketing plans and methods; training, educational and administrative manuals; customer and supplier information and purchase histories; and employee lists of the Employer or the Holding Company or any of their respective subsidiaries or affiliates. The provisions of Sections 6 and 7 above shall also apply to protect Trade Secrets and Confidential Business Information of third parties provided to the Employer or the Holding Company or any of their respective subsidiaries or affiliates under an obligation of secrecy.

         8. RETURN OF MATERIALS. The Employee shall surrender to the Employer, promptly upon its request and in any event upon termination of the Employee's employment, all media, documents, notebooks, computer programs, handbooks, data files, models, samples, price lists, drawings, customer lists, prospect data, or other material of any nature whatsoever (in tangible or electronic form) in the Employee's possession or control, including all copies thereof, relating to the Employer or the Holding Company or any of their respective subsidiaries or affiliates or their respective business or customers. Upon the request of the Employer, Employee shall certify in writing compliance with the foregoing requirement.

         9.       RESTRICTIVE COVENANTS.


                  a. No Solicitation of Customers. During the Employee's employment with the Employer and for a period of 24 months thereafter, the Employee shall not (except on behalf of or with the prior written consent of the Employer), either directly or indirectly, on the Employee's own behalf or in the service or on behalf of others, solicit or attempt to solicit Customers to induce or encourage them to acquire or obtain from anyone other than the Employer or the Holding Company or any of their respective subsidiaries or affiliates any product or service competitive with or substitute for any of the Employer's Products. For purposes of this Section, "Customer" refers to any person or group of persons with whom the Employee had direct material contact with regard to the selling, delivery, or support of the Employer's

Products, including servicing such person's or group's account, during the period of 12 months preceding the termination of the Employee's employment hereunder. The "Employer's Products" refers to the products and services that the Employer or the Holding Company or any of their respective subsidiaries or affiliates offered or sold within six months of the termination of the Employee's employment hereunder. This restriction does not apply after a Change in Control as provided in Section 4(f) hereof.

                  b. No Recruitment of Personnel. During the Employee's employment with the Employer and for a period of 24 months thereafter, the Employee shall not, either directly or indirectly, on the Employee's own behalf or in the service or on behalf of others, solicit or induce any employee of or consultant to the Employer or the Holding Company or any of their respective subsidiaries or affiliates to leave his or her position with the Employer or the Holding Company or any of their respective subsidiaries or affiliates, or recruit or attempt to recruit such persons to accept employment or any other position with another business. This restriction does not apply after a Change in Control as provided in Section 4(f) hereof.

                  c. Independent Provisions. The provisions in each of the above Sections 9(a) and 9(b) are independent, and the unenforceability of any one provision shall not affect the enforceability of any other provision.

         10. SUCCESSORS; BINDING AGREEMENT. This Agreement shall be binding upon and shall inure to the benefit of the Employer and the Holding Company and their respective subsidiaries or affiliates and their respective successors and assigns. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Employee, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution.
This Agreement shall inure to the benefit of and be enforceable by the Employee's legal personal representative.

         11. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other; provided, however, that all notices to the Employer shall be directed to the attention of the Employer with a copy to the Secretary of the Employer. All notices and communications shall be deemed to have been received on the date of delivery thereof.

         12. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia without giving effect to the conflict of laws principles thereof. Any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in State of Georgia.

         13. NON-WAIVER. Failure of the Employer to enforce any of the provisions of this Agreement or any rights with respect thereto shall in no way be considered to be a waiver of such provisions or rights, or in any way affect the validity of this Agreement.

         14. ENFORCEMENT. The Employee agrees that in the event of any breach or threatened breach by the Employee of any covenant contained in Section 6, 7, 9(a), or 9(b) hereof, the resulting injuries to the Employer and the Holding Company and their respective subsidiaries or affiliates would be difficult or impossible to estimate accurately, even though irreparable injury or damages would certainly result. Accordingly, an award of legal damages, if without other relief, would be inadequate to protect the Employer or the Holding Company or any of their respective subsidiaries or affiliates. The Employee, therefore, agrees that in the event of any such breach, the Employer or the Holding Company or any of their respective subsidiaries or affiliates shall be entitled to obtain from a court of competent jurisdiction an injunction to restrain the breach or anticipated breach of any such covenant, and to obtain any other available legal, equitable, statutory, or contractual relief. Should the Employer or the Holding Company or any of their respective subsidiaries or affiliates have cause to seek such relief, no bond shall be required from the Employer or the Holding Company or any of their respective subsidiaries or affiliates, and the Employee shall pay all attorney's fees and court costs which the Employer or the Holding Company or any of their respective subsidiaries or affiliates may incur to the extent the Employer or the Holding Company or any of their respective subsidiaries or affiliates prevails in its enforcement action.

         15. SAVING CLAUSE. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision or clause of this Agreement, or portion thereof, shall be held by any court or other tribunal of competent jurisdiction to be illegal, void, or unenforceable in such jurisdiction, the remainder of such provision shall not be thereby affected and shall be given full effect, without regard to the invalid portion. It is the intention of the parties that, if any court construes any provision or clause of this Agreement, or any portion thereof, to be illegal, void, or unenforceable because of the duration of such provision or the area or matter covered thereby, such court shall reduce the duration, area, or matter of such provision, and, in its reduced form, such provision shall then be enforceable and shall be enforced.

         16.      CERTAIN DEFINITIONS.

         a. "Change in Control" shall mean the occurrence during the Term of any of the following events, unless such event is a result of a Non-Control
Transaction:

                           (i) The individuals who, as of the date of this Agreement, are members of the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that if the election, or nomination for election by the Holding Company's shareholders, of any new director was approved in advance by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board.

                           (ii) An acquisition (other than directly from the Holding Company) of any voting securities of the Holding Company (the "Voting Securities") by any "Person" (as the term "person" is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the Holding Company's then outstanding Voting Securities.

         b. "Non-Control Transaction" shall mean a transaction described below:

                  (i) the shareholders of the Holding Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least 50% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization; and

                  (ii) immediately following such merger, consolidation or reorganization, the number of directors on the board of directors of the Surviving Corporation who were members of the Incumbent Board shall at least equal the number of directors who were affiliated with or appointed by the other party to the merger, consolidation or reorganization.

         17. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

         18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the Employer has caused this Agreement to be executed and its seal to be affixed hereunto by its officers thereunto duly authorized, and the Employee has signed and sealed this Agreement, effective as of the date first above written.

                                     ebank



                                     By:  /s/ Gary Bremer        7/25/2002
                                         ---------------------------------------
                                         Name:  Gary Brener
                                         Title:



                                     EMPLOYEE


                                      /s/ James L. Box      7/25/2002
                                     -------------------------------------------
                                     Name:    James L. Box
                                          --------------------------------------